                                 AMENDMENT NO. 3
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This Amendment dated as of October 15, 2004, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated April 30, 2004, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO VIF -" with "AIM V.I." and to change the name of INVESCO VIF - Core Equity Fund to AIM V.I. Core Stock Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

         AIM VARIABLE INSURANCE FUNDS

            AIM V.I. Real Estate Fund

            AIM V.I. Core Stock Fund

            AIM V.I. Total Return Fund"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


A I M ADVISORS, INC.                   INVESCO INSTITUTIONAL (N.A.), INC.



By:/s/ Mark H. Williamson              By:  /s/ Jeffrey H. Kupor
   -------------------------------        --------------------------------------
     Mark H. Williamson                     Name: Jeffrey H. Kupor
     President                              Title: Secretary and General Counsel


                                       2